December 19, 2023

RiverPark Funds Trust

156 West 56th Street, 17th Floor

New York, NY 10019

Re:	RiverPark Funds Trust
SEC File Nos. 333-167778/811-22431

Dear Sir/Madam:

In connection with the filing of Post-Effective Amendment No. 40 to the Registration Statement on Form N-1A (the “Registration Statement”) filed by RiverPark Funds Trust (the “Trust”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”), we hereby consent to the use of our name as counsel in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act, the 1940 Act or the General Rules and Regulations promulgated thereunder.

Very truly yours,

/s/ Blank Rome LLP
BLANK ROME LLP

1271 Avenue of the Americas New York, NY 10020

www.BlankRome.com

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